UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2014, Gevo, Inc., a Delaware corporation (the “Company”), delivered an officer’s certificate to Whitebox Advisors LLC, a Delaware limited liability company (“Whitebox”), which set the conversion price of the Company’s 10% Convertible Senior Secured Notes due 2017 (the “2017 Notes”), at $1.1584 per share (the “Conversion Price”). The Conversion Price was calculated in accordance with the terms of the previously announced Exchange and Purchase Agreement (the “Exchange and Purchase Agreement”), dated May 9, 2014, by and among the Company, its subsidiaries in their capacity as guarantors, WB Gevo, Ltd., and the other lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”), and Whitebox, in its capacity as administrative agent and representative for the Lenders.

As previously announced, on May 9, 2014, the Company entered into a Term Loan Agreement (the “Loan Agreement”) with the Lenders and Whitebox, pursuant to which the Lenders committed to provide one or more senior secured term loans to the Company in an aggregate amount of up to approximately $31.1 million on the terms and conditions set forth in the Loan Agreement (collectively, the “Term Loan”). Pursuant to the terms of the Exchange and Purchase Agreement, the Lenders have the right, subject to certain conditions, to exchange all or a portion of the outstanding principal amount of the Term Loan for the 2017 Notes, which will be convertible into shares of the Company’s common stock. The Exchange and Purchase Agreement also provides the Lenders with an option, subject to certain conditions, to purchase up to an additional $32.0 million aggregate principal amount of 2017 Notes.

The terms of the 2017 Notes are to be set forth in an indenture to be entered into prior to the initial issuance of 2017 Notes by and among the Company, its subsidiaries in their capacity as guarantors and Wilmington Savings Fund Society, FSB, as trustee (the “2017 Notes Indenture”). The 2017 Notes will mature on March 15, 2017 and the 2017 Notes Indenture will contain affirmative covenants, negative covenants and events of default that are generally consistent with the terms of the Loan Agreement. The 2017 Notes will be secured by a first priority lien on substantially all of the Company’s assets and will bear interest at a rate equal to 10% per annum, of which 5% will be payable in cash and 5% will be payable in kind. While the 2017 Notes are outstanding, the Company will be required to maintain an interest reserve in an amount equal to 10% of the aggregate principal amount of the 2017 Notes (including any capitalized and uncapitalized interest that is paid in kind). The 2017 Notes will not contain any anti-dilution adjustments for future equity issuances that are below the Conversion Price, and adjustments to the Conversion Price would be made only in the event that there is a dividend or distribution paid on shares of the Company’s common stock or a subdivision, combination or reclassification of the Company’s common stock. Prepayment of the 2017 Notes will not be permitted.

Certain provisions of the 2017 Notes will be dependent upon the approval by the Company’s stockholders of (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 250,000,000 and (ii) the potential issuance of 20% or more of the Company’s outstanding common stock upon the conversion of the 2017 Notes (as required by NASDAQ Listing Rule 5635(d)). For additional information, see Proposals 2 and 4 of the Company’s definitive proxy statement for the Company’s 2014 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on May 19, 2014.

The foregoing transaction triggered anti-dilution provisions in the Company’s outstanding warrants issued pursuant to that certain Common Stock Unit Warrant Agreement (the “Warrant Agreement”), dated December 16, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC. Pursuant to the terms of the Warrant Agreement, the exercise price of these warrants has decreased to $1.68 per share, however, the number of shares issuable under these warrants remains unchanged.

The foregoing description of the Exchange and Purchase Agreement (including the form of 2017 Notes Indenture attached thereto) and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange and Purchase Agreement, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference. The Exchange and Purchase Agreement is being filed by the Company with this Current Report on Form 8-K in order to include, as an exhibit thereto, the form of 2017 Notes Indenture which includes terms that are dependent on the Conversion Price.

The representations, warranties and covenants contained in the Exchange and Purchase Agreement were made solely for the benefit of the parties to the Exchange and Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange and Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange and Purchase Agreement and the 2017 Notes Indenture, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.03.	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. The issuance of shares of the Company’s common stock upon exercise of the 2017 Notes may result in significant dilution to the current stockholders of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1†	Exchange and Purchase Agreement, by and among Gevo, Inc., Gevo Development, LLC, Agri-Energy, LLC, WB Gevo, Ltd., Whitebox Advisors LLC, in its capacity as administrative agent, Whitebox Advisors LLC, in its capacity as representative, and the other parties thereto from time to time, dated May 9, 2014.

†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
General Counsel and Secretary

Date: May 22, 2014